Free Writing Prospectus
Filed Pursuant to Rule 433
 Registration Statement No. 333-139817-22

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov<file://www.sec.gov> . Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAA 0710 - As of 9/1/07
All records

Stats
Count: 414
Schedule Balance: $167,529,246.51
AverageSched Bal: $404,660.02
Maximum PBAL: $2,000,000.00
GrossWAC: 6.947
NetWAC: 6.684
OTERM: 351
RTERM: 349
ATERM: 357
AGE: 3
DTI: 39.168
Original LTV: 73.596
Combined LTV (Incl. Silent 2nds): 78.200
FICO: 726.715

Current Rate	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
5.001 - 5.500	1	171,405.50	0.10	752	5.250	80.00	80.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00
5.501 - 6.000	15	7,463,853.88	4.46	751	5.935	69.92	71.53	4.83	39.39	24.55	38.55	22.55	0.00	5.09	0.00
6.001 - 6.500	98	49,961,605.78	29.82	743	6.385	69.76	75.67	12.78	38.43	32.73	41.53	49.96	2.31	0.37	0.00
6.501 - 7.000	128	51,784,041.85	30.91	728	6.802	71.61	76.32	7.76	38.82	36.31	51.86	33.03	8.26	4.11	0.00
7.001 - 7.500	74	28,208,439.79	16.84	713	7.276	76.72	81.28	17.32	40.62	38.27	76.68	33.31	7.47	10.12	0.00
7.501 - 8.000	46	15,389,169.63	9.19	698	7.738	78.41	82.79	18.49	41.20	45.97	74.81	36.55	6.66	11.11	0.00
8.001 - 8.500	33	10,198,729.15	6.09	710	8.247	83.69	84.79	9.57	39.76	44.74	43.91	49.16	12.66	41.27	0.00
8.501 - 9.000	15	3,051,320.20	1.82	705	8.747	84.90	88.95	4.92	38.67	74.39	57.96	4.92	3.36	48.97	0.00
9.001 - 9.500	4	1,300,680.73	0.78	733	9.380	90.00	90.00	0.00	23.45	0.00	0.00	47.95	0.00	100.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Scheduled Balance	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
<= 50,000.00	1	48,542.40	0.03	650	8.625	90.00	90.00	0.00	25.81	100.00	100.00	0.00	0.00	100.00	0.00
50,000.01 - 75,000.00	10	660,278.77	0.39	694	7.274	60.49	60.49	16.34	35.34	61.23	51.24	8.12	0.00	8.23	0.00
75,000.01 - 100,000.00	12	1,082,566.58	0.65	721	7.567	73.27	74.19	33.84	41.01	59.81	34.45	9.24	25.63	17.87	0.00
100,000.01 - 125,000.00	21	2,364,541.69	1.41	709	7.732	77.95	78.89	13.94	38.87	52.54	52.25	4.29	27.64	24.00	0.00
125,000.01 - 150,000.00	25	3,467,088.11	2.07	720	7.099	70.01	71.37	31.70	38.46	51.90	51.98	20.00	15.80	19.70	0.00
150,000.01 - 200,000.00	39	6,943,273.49	4.14	721	7.151	77.86	81.94	22.57	36.98	33.65	82.49	14.54	14.74	28.21	0.00
200,000.01 - 250,000.00	41	9,140,031.84	5.46	705	7.115	74.50	80.48	14.41	39.48	42.52	72.69	14.60	22.50	9.36	0.00
250,000.01 - 300,000.00	39	10,788,357.65	6.44	705	7.368	81.12	89.06	5.17	41.18	43.68	84.61	18.40	13.32	33.03	0.00
300,000.01 - 350,000.00	25	8,009,371.79	4.78	721	6.878	78.74	91.23	3.88	43.74	19.90	75.34	28.71	8.05	3.83	0.00
350,000.01 - 400,000.00	21	7,892,472.00	4.71	718	6.905	76.95	86.63	5.03	43.78	38.86	71.22	57.82	4.76	14.34	0.00
400,000.01 - 450,000.00	20	8,722,128.08	5.21	730	7.178	80.53	84.87	10.27	41.36	35.04	60.16	49.65	0.00	34.93	0.00
450,000.01 - 500,000.00	35	16,793,193.60	10.02	724	6.935	73.70	76.91	14.19	39.41	43.00	39.25	57.02	5.83	0.00	0.00
500,000.01 - 550,000.00	32	16,818,630.09	10.04	730	6.889	74.29	79.30	18.60	37.11	37.70	59.89	34.66	3.02	0.00	0.00
550,000.01 - 600,000.00	20	11,483,669.18	6.85	738	6.749	71.54	74.81	0.00	40.35	49.84	34.82	54.77	0.00	0.00	0.00
600,000.01 - 650,000.00	20	12,642,354.68	7.55	719	7.264	77.82	84.73	14.84	41.87	24.68	45.07	35.02	0.00	14.65	0.00
650,000.01 - 700,000.00	16	10,970,343.10	6.55	727	6.570	69.22	72.37	12.51	42.17	37.67	43.60	56.54	6.17	0.00	0.00
700,000.01 - 750,000.00	7	5,064,761.71	3.02	746	6.729	77.77	81.95	0.00	41.40	43.47	42.29	43.08	0.00	0.00	0.00
750,000.01 - 800,000.00	2	1,532,000.00	0.91	744	6.384	80.00	84.91	0.00	39.06	0.00	100.00	100.00	50.91	0.00	0.00
800,000.01 - 850,000.00	2	1,683,895.14	1.01	778	6.562	67.22	74.70	0.00	38.25	50.16	49.84	50.16	0.00	0.00	0.00
850,000.01 - 900,000.00	5	4,381,727.39	2.62	725	6.650	73.08	73.71	19.81	30.97	39.87	59.87	0.00	0.00	0.00	0.00
950,000.01 - 1,000,000.00	6	5,917,717.82	3.53	721	6.751	66.04	68.79	0.00	37.51	16.86	49.95	66.27	0.00	0.00	0.00
1,100,000.01 - 1,200,000.00	4	4,517,511.22	2.70	740	6.745	69.37	71.82	24.76	30.29	24.76	24.76	50.19	0.00	0.00	0.00
1,300,000.01 - 1,400,000.00	4	5,345,845.02	3.19	760	6.995	60.37	62.51	0.00	41.50	75.46	49.40	0.00	0.00	0.00	0.00
1,400,000.01 - 1,500,000.00	4	5,790,550.87	3.46	730	6.744	65.78	65.78	0.00	35.00	24.45	49.15	25.39	0.00	0.00	0.00
1,500,000.01 - 1,600,000.00	1	1,543,000.00	0.92	749	7.250	79.13	79.13	0.00	44.73	0.00	0.00	100.00	0.00	0.00	0.00
1,900,000.01 - 2,000,000.00	2	3,925,394.29	2.34	770	6.436	53.51	53.51	49.05	29.01	0.00	0.00	50.95	0.00	0.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 3, 2007 12:18	Page 1 of 5

GSAA 0710 - As of 9/1/07
All records

Original Term	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
180	20	7,384,817.19	4.41	738	6.504	70.76	70.76	12.47	39.39	27.20	9.16	0.00	6.48	7.50	0.00
240	5	1,252,303.21	0.75	735	6.714	64.20	64.20	0.00	36.25	85.26	100.00	0.00	38.25	0.00	0.00
360	389	158,892,126.11	94.84	726	6.969	73.80	78.66	11.77	39.19	36.89	55.45	40.63	5.67	8.63	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

RemTerm	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
120.001 - 180.000	20	7,384,817.19	4.41	738	6.504	70.76	70.76	12.47	39.39	27.20	9.16	0.00	6.48	7.50	0.00
180.001 - 240.000	5	1,252,303.21	0.75	735	6.714	64.20	64.20	0.00	36.25	85.26	100.00	0.00	38.25	0.00	0.00
300.001 - 360.000	389	158,892,126.11	94.84	726	6.969	73.80	78.66	11.77	39.19	36.89	55.45	40.63	5.67	8.63	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Age	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
<= 0	20	4,946,200.00	2.95	699	7.504	81.67	81.67	24.08	42.34	57.32	96.02	19.00	45.73	40.20	0.00
1 - 2	165	59,904,187.11	35.76	715	7.284	75.61	78.42	20.74	39.43	43.48	73.02	31.40	12.22	17.71	0.00
3 - 4	217	97,738,776.03	58.34	735	6.725	72.00	77.97	5.52	38.78	30.73	39.92	44.24	0.38	1.70	0.00
5 - 6	11	4,836,831.67	2.89	734	6.667	72.54	76.47	12.65	41.55	55.09	52.31	32.39	0.00	0.00	0.00
7 - 8	1	103,251.70	0.06	717	7.750	80.00	80.00	0.00	52.60	100.00	0.00	0.00	0.00	0.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

States	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
CA	92	48,468,352.85	28.93	742	6.744	70.73	76.06	7.10	38.63	33.13	45.58	45.17	0.00	3.06	0.00
NY	50	23,500,716.29	14.03	729	6.896	74.97	81.71	16.05	37.75	22.45	52.35	44.34	0.00	5.63	0.00
FL	40	13,622,727.37	8.13	706	7.021	73.38	75.12	8.90	40.30	51.18	51.08	33.20	27.89	8.87	0.00
MD	22	8,927,344.40	5.33	708	7.004	79.26	82.69	17.79	39.16	55.56	95.57	23.92	5.37	31.15	0.00
CO	12	5,895,312.20	3.52	756	6.615	62.26	68.46	2.51	38.21	11.08	35.52	52.55	0.00	4.29	0.00
OR	13	5,501,659.62	3.28	734	7.268	79.29	81.65	11.40	40.20	23.13	40.01	34.83	0.00	16.28	0.00
VA	13	4,839,778.09	2.89	708	7.040	68.79	76.32	7.61	42.38	45.90	83.06	23.16	12.05	0.00	0.00
TX	12	4,780,680.73	2.85	715	7.350	73.42	77.36	25.32	37.96	62.76	85.49	29.58	0.00	0.00	0.00
NJ	12	4,723,523.08	2.82	728	7.012	75.49	82.60	11.16	44.61	62.02	63.83	29.74	0.00	5.33	0.00
WA	15	4,304,597.55	2.57	716	7.136	74.83	76.49	3.05	42.84	49.37	36.40	55.60	13.29	6.90	0.00
Other	133	42,964,554.33	25.65	719	7.091	76.03	79.63	15.34	39.26	37.77	53.94	33.14	10.53	13.43	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Original LTV	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
0.001 - 50.000	20	6,750,584.88	4.03	754	6.451	39.61	39.61	7.49	35.59	44.19	25.28	31.92	3.48	0.00	0.00
50.001 - 60.000	19	10,411,616.93	6.21	750	6.496	55.64	56.23	0.00	38.88	43.63	21.84	64.84	0.80	0.00	0.00
60.001 - 70.000	79	43,583,141.99	26.02	734	6.738	67.03	69.01	15.43	36.26	48.83	31.30	41.26	3.43	0.00	0.00
70.001 - 75.000	43	19,366,094.89	11.56	725	6.828	74.37	78.31	12.56	38.71	38.27	40.03	31.48	1.76	0.00	0.00
75.001 - 80.000	197	73,156,276.68	43.67	719	7.029	79.71	87.95	7.15	41.27	28.71	73.42	36.40	7.64	0.00	0.00
80.001 - 85.000	11	2,507,116.74	1.50	710	7.449	84.72	84.72	40.37	43.00	41.40	100.00	0.00	14.34	100.00	0.00
85.001 - 90.000	30	8,201,594.00	4.90	712	8.243	89.20	89.20	21.64	37.99	36.99	59.67	43.91	15.29	100.00	0.00
90.001 - 95.000	6	1,751,129.13	1.05	737	7.596	94.99	94.99	49.20	40.04	22.66	100.00	32.98	15.99	100.00	0.00
95.001 - 100.000	9	1,801,691.27	1.08	723	7.186	99.64	99.64	59.80	38.27	0.00	100.00	42.31	18.08	100.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 3, 2007 12:18	Page 2 of 5

GSAA 0710 - As of 9/1/07
All records

Combined LTV (Incl. Silent 2nds)	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
0.001 - 50.000	20	6,750,584.88	4.03	754	6.451	39.61	39.61	7.49	35.59	44.19	25.28	31.92	3.48	0.00	0.00
50.001 - 60.000	18	10,011,616.93	5.98	753	6.496	55.48	55.48	0.00	38.88	41.37	18.72	63.43	0.83	0.00	0.00
60.001 - 70.000	71	37,070,439.65	22.13	738	6.717	66.79	66.79	16.26	36.10	55.52	27.57	41.06	4.03	0.00	0.00
70.001 - 75.000	35	16,178,437.64	9.66	726	6.774	73.32	74.38	11.87	36.73	43.43	33.28	39.47	2.11	0.00	0.00
75.001 - 80.000	100	38,321,116.47	22.87	708	7.213	78.46	79.49	9.79	40.47	45.09	49.79	39.52	12.81	0.00	0.00
80.001 - 85.000	13	3,923,245.62	2.34	714	7.110	83.02	84.23	25.80	39.17	26.46	100.00	0.00	9.16	63.90	0.00
85.001 - 90.000	61	24,570,701.76	14.67	719	7.297	81.80	89.50	11.00	40.88	23.78	69.79	50.51	7.86	33.38	0.00
90.001 - 95.000	20	8,559,251.03	5.11	743	7.208	82.06	94.72	24.06	41.38	4.64	100.00	16.53	3.27	20.46	0.00
95.001 - 100.000	76	22,143,852.53	13.22	724	6.834	81.29	99.90	7.41	41.76	10.84	100.00	24.74	1.47	8.14	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Lien	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
1	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

FICO	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
640.000 - 659.999	25	8,120,999.22	4.85	651	7.395	74.94	75.35	16.66	39.87	64.57	100.00	35.28	20.25	19.66	0.00
660.000 - 679.999	39	11,779,238.55	7.03	669	7.419	76.27	78.62	18.55	38.51	59.44	86.77	19.57	13.46	19.46	0.00
680.000 - 699.999	78	28,534,370.09	17.03	690	6.991	75.71	81.46	6.66	40.05	50.80	61.99	27.15	5.05	4.28	0.00
700.000 - 719.999	80	31,553,173.86	18.83	708	7.149	75.21	81.20	6.39	41.47	38.03	60.33	41.46	5.41	8.86	0.00
720.000 - 739.999	65	24,960,325.10	14.90	730	6.860	75.21	81.70	8.35	38.27	20.68	51.03	54.21	3.28	9.57	0.00
740.000 - 759.999	43	18,584,053.10	11.09	750	6.774	73.70	78.97	8.57	41.24	32.73	37.16	49.00	6.05	1.49	0.00
760.000 - 779.999	39	21,090,597.02	12.59	770	6.756	69.23	71.87	23.56	34.87	21.89	30.31	29.45	6.09	12.68	0.00
780.000 - 799.999	31	18,445,792.44	11.01	789	6.578	69.56	72.16	10.50	38.46	28.36	38.49	43.17	1.92	2.32	0.00
800.000 - 819.999	14	4,460,697.13	2.66	805	6.797	66.97	72.37	35.47	41.09	41.69	41.19	39.14	0.00	13.16	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

PMI	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
LTV <= 80	358	153,267,715.37	91.49	728	6.859	72.03	77.06	9.72	39.14	37.33	51.60	38.90	5.05	0.00	0.00
LTV> 80 Has LPMI	42	10,010,051.22	5.98	711	8.034	90.24	90.24	47.21	39.60	34.46	78.06	23.49	22.17	100.00	0.00
LTV> 80 Has MI	14	4,251,479.92	2.54	729	7.552	90.92	90.92	0.00	39.34	23.98	73.86	60.91	0.00	100.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Property Type	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
2 FAMILY	32	16,113,891.10	9.62	738	6.972	70.58	73.14	4.43	39.97	33.56	18.87	52.26	2.12	1.56	0.00
3 FAMILY	14	6,117,820.32	3.65	739	7.028	69.76	69.93	4.82	37.75	38.40	0.00	88.26	0.00	0.00	0.00
4 FAMILY	18	5,592,278.30	3.34	729	7.095	74.85	74.85	15.52	31.82	43.82	0.00	36.68	0.00	0.00	0.00
CONDO	42	14,943,226.97	8.92	724	6.880	74.07	79.46	19.08	39.30	23.77	35.06	27.94	3.34	6.69	0.00
PUD	22	8,300,358.36	4.95	729	7.277	77.21	79.35	10.07	41.19	38.95	79.15	37.13	12.71	29.26	0.00
SINGLE FAMILY	286	116,461,671.46	69.52	725	6.917	73.84	79.25	12.07	39.33	38.38	64.56	35.57	6.92	9.09	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Occupancy Code	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
INVESTOR	128	48,662,708.55	29.05	737	7.113	71.93	72.27	14.34	37.71	43.29	0.00	52.42	1.09	6.80	0.00
OWNER OCCUPIED	248	90,040,924.15	53.75	714	7.025	77.09	84.73	11.76	40.84	36.48	100.00	31.58	10.47	12.17	0.00
SECOND HOME	38	28,825,613.81	17.21	750	6.423	65.48	67.83	7.12	36.36	26.99	0.00	36.80	0.00	0.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 3, 2007 12:18	Page 3 of 5

GSAA 0710 - As of 9/1/07
All records

Purpose	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
CASHOUT REFI	165	61,691,394.28	36.82	714	7.038	71.41	72.89	9.32	40.37	100.00	53.25	37.41	8.82	7.24	0.00
PURCHASE	167	69,588,908.00	41.54	737	6.907	77.00	84.34	13.72	39.00	0.00	55.24	38.18	3.46	9.62	0.00
RATE/TERM REFI	82	36,248,944.23	21.64	728	6.866	70.79	75.45	11.92	37.73	0.00	51.74	41.13	5.83	8.54	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Documentation Type	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
FULL DOC	57	19,619,763.94	11.71	736	7.004	76.39	78.84	100.00	39.09	29.31	53.98	23.60	11.79	24.09	0.00
NO DOC	27	10,344,713.50	6.17	715	7.470	73.85	74.44	0.00	0.00	47.02	62.64	49.84	2.66	24.12	0.00
NO RATIO	61	19,709,336.22	11.76	714	7.160	75.43	77.64	0.00	0.00	52.12	45.14	31.35	13.81	8.46	0.00
SISA	80	28,947,037.90	17.28	734	6.905	76.47	86.49	0.00	40.80	20.41	71.68	44.06	2.04	3.85	0.00
SIVA	189	88,908,394.95	53.07	727	6.840	71.61	75.92	0.00	38.65	39.25	48.73	40.31	4.57	4.79	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Interest Only	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
N	285	102,972,870.32	61.47	724	6.977	73.98	79.22	14.56	39.79	37.50	59.82	0.00	6.54	9.05	0.00
Y	129	64,556,376.19	38.53	731	6.898	72.99	76.58	7.17	38.19	35.75	44.05	100.00	5.00	7.65	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Interest Only Term	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
0.000	285	102,972,870.32	61.47	724	6.977	73.98	79.22	14.56	39.79	37.50	59.82	0.00	6.54	9.05	0.00
120.000	119	56,534,200.82	33.75	729	6.953	74.55	78.35	8.01	38.45	38.92	48.09	100.00	5.71	8.74	0.00
180.000	10	8,022,175.37	4.79	749	6.511	62.00	64.10	1.25	36.71	13.40	15.59	100.00	0.00	0.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Silent	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
N	293	116,676,926.62	69.65	728	6.989	71.79	71.79	13.91	38.37	48.07	39.51	40.91	7.96	12.22	0.00
Y	121	50,852,319.89	30.35	724	6.849	77.74	92.91	6.66	40.67	11.03	86.40	33.09	1.33	0.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Prepay Flag	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
N	373	157,569,869.35	94.06	728	6.931	73.26	78.12	10.98	39.11	35.70	51.16	38.92	0.00	7.64	0.00
Y	41	9,959,377.16	5.94	706	7.190	78.85	79.53	23.22	40.27	54.65	94.68	32.42	100.00	22.28	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Prepay Term	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
0	373	157,569,869.35	94.06	728	6.931	73.26	78.12	10.98	39.11	35.70	51.16	38.92	0.00	7.64	0.00
24	1	104,000.00	0.06	678	7.500	80.00	80.00	0.00	0.00	0.00	100.00	0.00	100.00	0.00	0.00
36	40	9,855,377.16	5.88	706	7.187	78.83	79.52	23.47	40.27	55.22	94.62	32.76	100.00	22.52	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 3, 2007 12:18	Page 4 of 5

GSAA 0710 - As of 9/1/07
All records

DTI	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
<= 0.000	88	30,054,049.72	17.94	714	7.266	74.88	76.54	0.00	0.00	50.36	51.17	37.72	9.97	13.85	0.00
0.001 - 10.000	2	1,039,500.00	0.62	735	6.250	70.00	70.00	0.00	9.29	0.00	0.00	100.00	0.00	0.00	0.00
10.001 - 20.000	3	1,427,687.55	0.85	763	6.499	67.65	75.39	0.00	15.64	8.66	0.00	77.40	0.00	0.00	0.00
20.001 - 30.000	32	12,358,720.13	7.38	746	6.909	71.86	72.67	37.31	25.75	26.45	25.59	37.86	4.12	11.03	0.00
30.001 - 40.000	114	53,566,828.24	31.97	729	6.858	71.41	76.19	6.00	35.97	34.16	51.95	40.79	5.64	5.31	0.00
40.001 - 50.000	171	68,181,770.88	40.70	726	6.907	75.14	81.65	16.84	44.87	36.32	63.73	36.01	4.71	8.32	0.00
50.001 - 60.000	4	900,689.99	0.54	719	6.570	81.64	81.64	34.29	53.94	11.46	24.09	0.00	24.09	24.09	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Conforming	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
CONFORMING	249	57,970,612.15	34.60	713	7.127	76.75	83.00	10.74	40.16	40.83	66.13	30.59	12.10	16.15	0.00
NON CONFORMING	165	109,558,634.36	65.40	734	6.851	71.92	75.66	12.23	38.67	34.71	47.19	42.74	2.69	4.47	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Number of Units	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
1	350	139,705,256.79	83.39	725	6.934	74.06	79.28	12.70	39.43	36.85	62.27	34.85	6.88	10.03	0.00
2	32	16,113,891.10	9.62	738	6.972	70.58	73.14	4.43	39.97	33.56	18.87	52.26	2.12	1.56	0.00
3	14	6,117,820.32	3.65	739	7.028	69.76	69.93	4.82	37.75	38.40	0.00	88.26	0.00	0.00	0.00
4	18	5,592,278.30	3.34	729	7.095	74.85	74.85	15.52	31.82	43.82	0.00	36.68	0.00	0.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Product Type	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
15 YEAR FIXED	18	6,508,643.85	3.89	746	6.384	69.65	69.65	14.15	38.21	21.27	10.39	0.00	7.36	4.64	0.00
20 YEAR FIXED	5	1,252,303.21	0.75	735	6.714	64.20	64.20	0.00	36.25	85.26	100.00	0.00	38.25	0.00	0.00
30 YEAR FIXED	234	83,036,169.57	49.57	723	7.029	74.08	79.44	15.03	39.67	38.28	62.94	0.00	6.72	8.19	0.00
30 YEAR FIXED IO	129	64,556,376.19	38.53	731	6.898	72.99	76.58	7.17	38.19	35.75	44.05	100.00	5.00	7.65	0.00
FIXED BALLOON 30/15	2	876,173.34	0.52	676	7.395	79.07	79.07	0.00	49.73	71.27	0.00	0.00	0.00	28.73	0.00
FIXED BALLOON 40/30	26	11,299,580.35	6.74	720	6.932	76.39	84.74	14.09	41.64	33.24	65.60	0.00	1.68	17.40	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Originator	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
GREENPOINT	87	36,659,207.21	21.88	710	7.486	76.54	80.01	14.93	38.74	38.94	78.01	35.86	0.00	20.71	0.00
GS CONDUIT	95	24,179,270.86	14.43	704	7.216	76.32	76.86	24.13	41.09	63.57	90.49	22.47	41.19	27.59	0.00
WELLS FARGO	232	106,690,768.44	63.68	738	6.700	71.97	77.88	7.79	38.98	30.04	37.08	43.09	0.00	0.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

Servicer	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
AVELO	95	24,179,270.86	14.43	704	7.216	76.32	76.86	24.13	41.09	63.57	90.49	22.47	41.19	27.59	0.00
GREENPOINT	87	36,659,207.21	21.88	710	7.486	76.54	80.01	14.93	38.74	38.94	78.01	35.86	0.00	20.71	0.00
WELLS FARGO	232	106,690,768.44	63.68	738	6.700	71.97	77.88	7.79	38.98	30.04	37.08	43.09	0.00	0.00	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

BALLOON FLAG	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
N	386	155,353,492.82	92.73	728	6.945	73.36	77.72	11.60	38.96	36.89	53.19	41.55	6.29	7.75	0.00
Y	28	12,175,753.69	7.27	716	6.965	76.59	84.33	13.07	42.21	35.98	60.88	0.00	1.56	18.21	0.00
Total:	414	167,529,246.51	100.00	727	6.947	73.60	78.20	11.71	39.17	36.82	53.75	38.53	5.94	8.51	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 3, 2007 12:18	Page 5 of 5

GSAA 2007 10

Bond	S&P/Fitch	% of Deal	Balance	Credit Support	WAL	Prin Window	Initial Coupon	Delay
A1A	AAA / Aaa	92.90%	40,011,000	14.20%	3.90	Nov07 - Aug26	6.00000	24
A1B	AAA / Aaa	92.90%	3,311,000	7.10%	3.90	Nov07 - Aug26	6.00000	24
A2A	AAA / Aaa	92.90%	49,011,000	14.20%	3.95	Nov07 - Aug26	6.50000	24
A2B	AAA / Aaa	92.90%	4,055,000	7.10%	3.95	Nov07 - Aug26	6.50000	24
A3A	AAA / Aaa	92.90%	54,250,000	14.20%	3.99	Nov07 - Aug26	7.00000	24
A3B	AAA / Aaa	92.90%	4,490,000	7.10%	3.99	Nov07 - Aug26	7.00000	24
IO	AAA / Aaa	1.73%	2,891,393	7.10%	4.47	NA	8.00000	24
PO1	AAA / Aaa	92.90%	505,409	7.10%	4.11	Nov07 - Aug26	0.00000	24
B1	AA/Aa2	2.70%	4,524,000	4.40%	10.15	Nov07 - Aug26	6.54790	24
B2	A/A2	1.55%	2,597,000	2.85%	10.15	Nov07 - Aug26	6.54790	24
B3	BBB/Baa2	0.65%	1,088,000	2.20%	10.15	Nov07 - Aug26	6.54790	24
B4	BB/Ba2	0.85%	1,424,000	1.35%	10.15	Nov07 - Aug26	6.54790	24
B5	B/B2	0.65%	1,089,000	0.70%	10.15	Nov07 - Aug26	6.54790	24
B6	NR	0.70%	1,173,637	0.00%	10.15	Nov07 - Aug26	6.54790	24

GSAA 0710 - As of 9/1/07
No Doc Loans

Stats		Age	Percent	PMI	Percent	Prepay Flag	Percent	BALLOON FLAG	Percent
Count: 27		1 – 2	67.39	LTV <= 80	75.88	N	97.34	N	97.57
Schedule Balance: $10,344,713.50		3 – 4	26.13	LTV> 80 Has LPMI	9.14	Y	2.66	Y	2.43
AverageSched Bal: $383,137.54		5 – 6	6.48	LTV> 80 Has MI	14.98	Total:	100.00	Total:	100.00
Maximum PBAL: $670,000.00		Total:	100.00	Total:	100.00
GrossWAC: 7.470						Prepay Term	Percent
NetWac: 7.164		States	Percent	Property Type	Percent	0	97.34
OTERM: 351		CA	26.10	2 FAMILY	2.43	36	2.66
RTERM: 349		NY	14.77	4 FAMILY	5.82	Total:	100.00
ATERM: 349		OR	13.20	CONDO	1.09
AGE: 2		WA	11.07	PUD	18.00	DTI	Percent
DTI: 0.0000		NC	8.78	SNGLE FAMILY	72.66	<=0.000	100.00
Original LTV: 73.852		CT	5.58	Total:	100.00	Total:	100.00
Combined LTV (Incl. Silent 2nds): 74.442		AZ	5.46
FICO: 714.777		MN	5.22	Occupancy Code	Percent	Conforming	Percent
		FL	2.74	INVESTOR	27.62	CONFORMING	29.74
Current Rate	Percent	NJ	2.43	OWNER OCCUPIED	62.64	NON-CONFORMING	70.26
5.001 – 5.500	1.66	Other	4.66	SECOND HOME	9.74	Total:	100.00
6.001 – 6.500	15.35	Total:	100.00	Total:	100.00
6.501 – 7.000	14.67					Number of Units	Percent
7.001 – 7.500	22.91	Original LTV	Percent	Purpose	Percent	1	91.74
7.501 – 8.000	21.05	0.001 – 50,000	2.64	CASHOUT REFI	47.02	2	2.43
8.001 – 8.500	15.23	50,001 – 60,000	10.34	PURCHASE	48.46	4	5.82
8.501 – 9.000	2.60	60,001 – 70,000	33.34	RATE/TERM REFI	4.52	Total:	100.00
9.001 – 9.500	6.54	70,001 – 75,000	13.50	Total:	100.00
Total:	100.00	75,001 – 80,000	16.06			Product Type	Percent
		85,001 – 90,000	19.80	Documentation Type	Percent	15 YEAR FIXED	2.42
Scheduled Balance	Percent	90,001 – 95,000	4.33	NO DOC	100.00	30 YEAR FIXED	45.31
50,000.01 – 75,000.00	0.72	Total:	100.00	Total:	100.00	30 YEAR FIXED IO	49.84
100,000.01 – 125,000.00	1.09					FIXED BALLOON 30/15	2.43
150,000.01 – 200,000.00	5.09	Combined LTV (Inc. Silent 2nds)	Percent	Interest Only	Percent	Total:	100.00
200,000.01 – 250,000.00	2.42	0.001 – 50,000	2.64	N	50.16
250,000.01 – 300,000.00	13.15	50,001 – 60,000	10.34	Y	49.84	Originator	Percent
350,000.01 – 400,000.00	7.27	60,001 – 70,000	33.34	Total:	100.00	GREENPOINT	62.75
400,000.01 – 450,000.00	12.55	70,001 – 75,000	13.50			GS CONDUIT	15.64
450,000.01 – 500,000.00	13.71	75,001 – 80,000	16.06	Interest Only Term	Percent	WELLS FARGO	21.61
500,000.01 – 550,000.00	25.79	85,001 – 90,000	19.80	0.000	50.16	Total:	100.00
550,000.01 – 600,000.00	5.58	90,001 – 95,000	4.33	120.000	49.84
600,000.01 – 650,000.00	6.15	Total:	100.00	Total:	100.00	Servicer	Percent
650,000.01 – 700,000.00	6.48					AVELO	15.64
Total:	100.00	Lien	Percent	Silent	Percent	GREENPOINT	62.75
		1	100.00	N	96.13	WELLS FARGO	21.61
Original Term	Percent	Total:	100.00	Y	3.87	Total:	100.00
180	4.85			Total:	100.00
360	95.15	FICO	Percent
Total:	100.00	660.000 – 679.999	4.59
		680.000 – 699.999	37.92
RemTerm	Percent	700.000 – 719.999	25.60
120.001 – 180.000	4.85	720.000 – 739.999	8.24
300.001 – 360.000	95.15	740.000 – 759.999	1.66
Total:	100.00	760.000 – 779.999	14.66
		780.000 – 799.999	4.74
		800.000 – 819.999	2.60
		Total:	100.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 12, 2007 16:41	Page 1 of 1

GSAA 0710 - As of 10/1/07
Investors and Second Home Properties

Stats
Count: 169
Schedule Balance: $78,406,946.37
AverageSched Bal: $463,946.43
Maximum PBAL: $2,000,000.00
GrossWAC: 6.852
NetWAC: 6.588
OTERM: 345
RTERM: 341
ATERM: 342
AGE: 4
DTI: 37.144
Original LTV: 69.561
Combined LTV (Incl. Silent 2nds): 70.633
FICO: 741.585

Current Rate	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
5.500 - 5.999	3	1,601,635.71	2.04	758	5.875	70.95	70.95	0.00	49.46	0.00	0.00	34.42	0.00	0.00	0.00
6.000 - 6.499	35	22,738,416.07	29.00	757	6.255	62.26	64.10	7.36	35.53	39.68	0.00	51.16	0.00	0.00	0.00
6.500 - 6.999	59	31,442,140.91	40.10	742	6.681	68.60	69.64	17.36	36.27	35.18	0.00	41.56	0.00	0.00	0.00
7.000 - 7.499	23	9,402,585.96	11.99	729	7.115	72.97	73.71	12.74	42.25	32.01	0.00	44.03	0.88	0.00	0.00
7.500 - 7.999	20	4,669,833.96	5.96	716	7.715	78.94	78.94	1.97	40.81	58.86	0.00	58.41	9.56	0.00	0.00
8.000 - 8.499	18	5,969,499.77	7.61	720	8.240	82.20	82.37	12.18	37.47	40.16	0.00	64.77	0.00	29.12	0.00
8.500 - 8.999	7	1,282,491.88	1.64	730	8.746	82.09	83.26	11.71	40.56	55.85	0.00	11.71	0.00	20.93	0.00
9.000 - 9.499	1	623,700.00	0.80	763	9.250	90.00	90.00	0.00	23.45	0.00	0.00	100.00	0.00	100.00	0.00
9.500 - 9.999	3	676,642.11	0.86	704	9.500	90.00	90.00	0.00	0.00	0.00	0.00	0.00	0.00	100.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Scheduled Balance	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
50,000.01 - 75,000.00	5	321,555.70	0.41	708	7.390	69.36	69.36	16.67	36.94	37.42	0.00	16.67	0.00	0.00	0.00
75,000.01 - 100,000.00	8	709,988.54	0.91	723	7.732	74.61	76.02	27.01	43.58	38.64	0.00	14.08	11.68	0.00	0.00
100,000.01 - 125,000.00	11	1,249,229.20	1.59	714	7.926	78.52	78.52	9.52	40.73	81.75	0.00	9.52	8.47	8.99	0.00
125,000.01 - 150,000.00	12	1,664,289.77	2.12	729	7.210	65.46	65.46	15.49	37.49	67.70	0.00	25.40	0.00	0.00	0.00
150,000.01 - 200,000.00	7	1,214,961.36	1.55	717	7.000	71.35	72.59	28.37	30.07	28.43	0.00	40.80	0.00	0.00	0.00
200,000.01 - 250,000.00	11	2,495,976.73	3.18	716	7.246	70.51	70.51	0.00	35.49	54.22	0.00	17.69	0.00	0.00	0.00
250,000.01 - 300,000.00	6	1,652,213.88	2.11	721	8.660	85.74	85.74	0.00	45.78	17.87	0.00	0.00	0.00	65.63	0.00
300,000.01 - 350,000.00	6	1,976,760.15	2.52	735	7.080	74.17	74.17	15.73	43.83	17.24	0.00	51.55	17.24	0.00	0.00
350,000.01 - 400,000.00	7	2,642,992.62	3.37	727	7.058	66.79	66.79	0.00	39.88	58.22	0.00	71.77	0.00	0.00	0.00
400,000.01 - 450,000.00	9	3,904,363.06	4.98	728	7.193	76.37	78.13	22.52	41.03	56.04	0.00	88.49	0.00	22.01	0.00
450,000.01 - 500,000.00	21	10,198,490.63	13.01	733	6.871	71.22	72.40	14.26	38.53	43.04	0.00	57.29	0.00	0.00	0.00
500,000.01 - 550,000.00	13	6,752,955.89	8.61	745	6.652	71.80	72.56	23.27	34.17	30.37	0.00	30.65	0.00	0.00	0.00
550,000.01 - 600,000.00	13	7,481,855.52	9.54	746	6.682	68.82	68.82	0.00	38.64	53.65	0.00	54.01	0.00	0.00	0.00
600,000.01 - 650,000.00	11	6,944,715.65	8.86	719	7.311	76.34	81.18	9.03	39.67	27.08	0.00	36.10	0.00	18.01	0.00
650,000.01 - 700,000.00	9	6,186,458.10	7.89	748	6.570	65.88	67.01	11.23	40.78	33.92	0.00	55.87	0.00	0.00	0.00
700,000.01 - 750,000.00	4	2,924,968.10	3.73	748	6.501	76.14	76.14	0.00	39.72	50.66	0.00	25.64	0.00	0.00	0.00
800,000.01 - 850,000.00	1	844,779.95	1.08	784	6.250	54.52	54.52	0.00	36.70	100.00	0.00	100.00	0.00	0.00	0.00
850,000.01 - 900,000.00	2	1,754,657.03	2.24	780	6.247	68.84	68.84	49.42	33.31	50.58	0.00	0.00	0.00	0.00	0.00
950,000.01 - 1,000,000.00	3	2,962,369.87	3.78	724	6.584	64.90	66.90	0.00	34.23	0.00	0.00	66.30	0.00	0.00	0.00
1,100,000.01 - 1,200,000.00	3	3,403,718.70	4.34	762	6.373	65.86	69.11	0.00	26.51	0.00	0.00	66.62	0.00	0.00	0.00
1,300,000.01 - 1,400,000.00	2	2,705,209.47	3.45	780	6.564	53.66	53.66	0.00	41.82	100.00	0.00	0.00	0.00	0.00	0.00
1,400,000.01 - 1,500,000.00	2	2,944,282.62	3.76	773	6.374	67.50	67.50	0.00	35.00	0.00	0.00	49.93	0.00	0.00	0.00
1,500,000.01 - 1,600,000.00	1	1,543,000.00	1.97	749	7.250	79.13	79.13	0.00	44.73	0.00	0.00	100.00	0.00	0.00	0.00
1,900,000.01 - 2,000,000.00	2	3,927,153.83	5.01	770	6.436	53.52	53.52	49.07	29.01	0.00	0.00	50.93	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Original Term	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
180	15	6,708,827.37	8.56	745	6.483	69.55	69.55	9.23	39.09	24.09	0.00	0.00	0.00	3.75	0.00
360	154	71,698,119.00	91.44	741	6.887	69.56	70.73	12.10	36.96	38.13	0.00	51.27	0.74	4.26	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 18, 2007 10:35	Page 1 of 5

GSAA 0710 - As of 10/1/07
Investors and Second Home Properties

RemTerm	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
120.001 - 180.000	15	6,708,827.37	8.56	745	6.483	69.55	69.55	9.23	39.09	24.09	0.00	0.00	0.00	3.75	0.00
300.001 - 360.000	154	71,698,119.00	91.44	741	6.887	69.56	70.73	12.10	36.96	38.13	0.00	51.27	0.74	4.26	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Age	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
1 - 2	12	4,280,246.81	5.46	711	7.519	73.54	73.54	25.15	43.10	69.03	0.00	29.80	12.37	14.66	0.00
3 - 4	126	57,436,231.28	73.25	742	6.822	70.37	71.84	9.09	36.70	40.09	0.00	42.72	0.00	4.67	0.00
5 - 6	28	15,700,781.73	20.02	748	6.780	65.06	65.06	19.11	37.63	18.30	0.00	67.37	0.00	0.00	0.00
7 - 8	2	884,717.29	1.13	749	6.757	76.16	76.16	0.00	33.75	0.00	0.00	42.05	0.00	0.00	0.00
9>=	1	104,969.26	0.13	717	7.750	80.00	80.00	0.00	52.60	100.00	0.00	0.00	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

States	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
CA	44	26,746,120.32	34.11	754	6.701	66.94	67.70	11.99	36.37	34.97	0.00	43.33	0.00	5.55	0.00
NY	21	11,621,773.48	14.82	742	6.839	71.76	72.71	28.18	32.99	28.35	0.00	53.19	0.00	0.00	0.00
FL	14	6,671,376.31	8.51	729	6.903	69.19	71.01	10.41	37.91	46.13	0.00	39.37	5.11	1.68	0.00
CO	5	3,801,276.75	4.85	766	6.525	51.84	55.62	0.00	36.54	10.52	0.00	63.14	0.00	0.00	0.00
OR	7	3,300,218.99	4.21	730	7.408	79.90	79.90	19.01	41.48	38.54	0.00	38.64	0.00	27.14	0.00
AZ	7	2,991,548.46	3.82	718	6.911	79.94	82.10	5.02	37.98	16.58	0.00	78.89	0.00	18.86	0.00
WA	9	2,739,551.14	3.49	725	7.036	74.56	74.56	4.80	45.75	33.44	0.00	66.56	0.00	0.00	0.00
HI	3	2,598,707.94	3.31	758	6.144	66.13	68.41	4.86	32.11	0.00	0.00	0.00	0.00	0.00	0.00
NC	4	2,237,969.26	2.85	754	7.280	79.33	79.78	4.47	44.83	4.69	0.00	95.31	0.00	0.00	0.00
NV	3	1,760,901.12	2.25	770	6.498	74.65	74.65	0.00	40.70	73.92	0.00	32.37	0.00	0.00	0.00
Other	52	13,937,502.60	17.78	720	7.146	70.53	71.46	7.07	40.19	62.71	0.00	41.62	1.35	1.80	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Original LTV	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
0.001 - 50.000	8	5,044,979.65	6.43	766	6.365	40.65	40.65	3.57	36.43	40.46	0.00	40.71	0.00	0.00	0.00
50.001 - 60.000	15	8,140,513.92	10.38	755	6.471	55.50	55.50	0.00	38.30	42.65	0.00	57.50	1.02	0.00	0.00
60.001 - 70.000	54	30,057,244.45	38.33	748	6.584	67.29	68.80	20.99	35.43	40.33	0.00	43.63	0.00	0.00	0.00
70.001 - 75.000	28	12,407,157.70	15.82	738	6.670	74.43	76.02	14.83	37.08	25.54	0.00	45.14	2.75	0.00	0.00
75.001 - 80.000	55	19,449,952.15	24.81	720	7.342	79.87	80.84	1.76	40.45	41.91	0.00	47.31	0.54	0.00	0.00
85.001 - 90.000	9	3,307,098.50	4.22	751	8.771	90.00	90.00	18.97	33.21	0.00	0.00	63.82	0.00	100.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Combined LTV (Incl. Silent 2nds)	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
0.001 - 50.000	8	5,044,979.65	6.43	766	6.365	40.65	40.65	3.57	36.43	40.46	0.00	40.71	0.00	0.00	0.00
50.001 - 60.000	15	8,140,513.92	10.38	755	6.471	55.50	55.50	0.00	38.30	42.65	0.00	57.50	1.02	0.00	0.00
60.001 - 70.000	50	26,963,352.93	34.39	751	6.580	67.24	67.24	20.82	35.81	44.96	0.00	44.54	0.00	0.00	0.00
70.001 - 75.000	26	11,587,898.92	14.78	744	6.672	73.60	74.55	15.88	35.18	27.34	0.00	54.18	2.94	0.00	0.00
75.001 - 80.000	52	19,248,004.73	24.55	720	7.328	79.20	79.87	4.09	40.22	39.78	0.00	43.93	0.55	0.00	0.00
85.001 - 90.000	18	7,422,196.22	9.47	728	7.638	81.77	89.87	11.82	37.65	6.68	0.00	44.24	0.00	44.56	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Lien	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
1	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 18, 2007 10:35	Page 2 of 5

GSAA 0710 - As of 10/1/07
Investors and Second Home Properties

FICO	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
660.000 - 679.999	6	1,557,197.64	1.99	668	7.481	72.29	73.26	38.50	43.15	86.03	0.00	9.65	0.00	0.00	0.00
680.000 - 699.999	32	10,962,423.41	13.98	690	7.043	73.86	76.07	1.09	39.85	58.39	0.00	26.57	0.00	0.00	0.00
700.000 - 719.999	33	12,284,650.79	15.67	707	7.298	73.67	74.72	6.40	39.14	38.20	0.00	53.45	0.68	7.56	0.00
720.000 - 739.999	29	12,222,323.83	15.59	731	6.788	70.42	72.81	7.54	33.35	20.21	0.00	65.62	0.00	5.13	0.00
740.000 - 759.999	22	12,188,432.78	15.55	750	6.812	70.52	70.94	4.32	40.93	43.53	0.00	62.50	3.66	0.00	0.00
760.000 - 779.999	22	15,219,592.58	19.41	770	6.603	64.66	65.38	25.38	32.50	25.10	0.00	40.29	0.00	6.94	0.00
780.000 - 799.999	18	11,349,005.77	14.47	789	6.572	67.31	67.31	17.07	37.87	28.87	0.00	32.75	0.00	3.77	0.00
800.000 - 819.999	7	2,623,319.57	3.35	805	6.731	60.48	60.48	20.80	44.06	62.92	0.00	62.68	0.00	10.23	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

PMI	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
LTV <= 80	160	75,099,847.87	95.78	741	6.768	68.66	69.78	11.55	37.25	38.56	0.00	46.14	0.71	0.00	0.00
LTV> 80 Has LPMI	6	2,196,121.67	2.80	742	8.996	90.00	90.00	28.56	32.05	0.00	0.00	56.96	0.00	100.00	0.00
LTV> 80 Has MI	3	1,110,976.83	1.42	767	8.327	90.00	90.00	0.00	36.60	0.00	0.00	77.36	0.00	100.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Property Type	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
2 FAMILY	25	13,077,380.55	16.68	746	6.935	69.63	69.74	1.15	38.58	34.32	0.00	52.55	2.61	1.92	0.00
3 FAMILY	14	6,120,897.11	7.81	739	7.029	69.77	69.93	4.81	37.75	38.37	0.00	88.27	0.00	0.00	0.00
4 FAMILY	18	5,590,628.38	7.13	729	7.095	74.85	74.85	15.51	31.82	43.82	0.00	36.69	0.00	0.00	0.00
CONDO	23	10,129,966.14	12.92	727	6.701	70.85	73.47	21.15	39.68	25.19	0.00	23.65	0.00	1.11	0.00
PUD	6	1,729,913.73	2.21	746	8.448	84.08	84.08	0.00	36.78	0.00	0.00	49.68	0.00	82.30	0.00
SINGLE FAMILY	83	41,758,160.46	53.26	746	6.738	67.89	69.20	14.00	36.59	41.00	0.00	45.93	0.45	3.64	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Occupancy Code	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
INVESTOR	131	49,580,734.58	63.24	737	7.102	71.94	72.27	14.61	37.64	42.72	0.00	52.75	1.07	6.67	0.00
SECOND HOME	38	28,826,211.79	36.76	750	6.423	65.47	67.82	7.12	36.36	26.97	0.00	36.80	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Purpose	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
CASHOUT REFI	73	28,957,201.41	36.93	734	6.871	68.26	68.43	6.37	40.23	100.00	0.00	44.32	1.83	0.00	0.00
PURCHASE	66	31,577,447.80	40.27	745	6.968	74.19	76.26	14.56	36.08	0.00	0.00	46.34	0.00	10.47	0.00
RATE/TERM REFI	30	17,872,297.16	22.79	749	6.617	63.48	64.26	15.98	34.39	0.00	0.00	52.01	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Documentation Type	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
FULL DOC	21	9,298,462.69	11.86	757	6.763	69.94	70.96	100.00	35.91	19.83	0.00	29.76	0.00	6.75	0.00
NO DOC	13	4,136,148.46	5.28	723	7.764	79.16	79.16	0.00	0.00	12.51	0.00	30.81	0.00	39.37	0.00
NO RATIO	31	10,813,509.27	13.79	724	7.068	72.97	73.62	0.00	0.00	51.46	0.00	33.02	1.75	0.00	0.00
SISA	25	8,569,368.70	10.93	742	7.069	72.59	73.39	0.00	36.71	32.05	0.00	71.09	0.00	4.99	0.00
SIVA	79	45,589,457.25	58.14	744	6.696	67.23	68.57	0.00	37.48	40.10	0.00	50.57	0.75	1.37	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Interest Only	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
N	101	41,646,596.37	53.12	740	6.803	69.20	70.60	15.68	38.18	38.72	0.00	0.00	1.27	2.87	0.00
Y	68	36,760,350.00	46.88	743	6.908	69.97	70.67	7.53	36.12	34.91	0.00	100.00	0.00	5.74	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 18, 2007 10:35	Page 3 of 5

GSAA 0710 - As of 10/1/07
Investors and Second Home Properties

Interest Only Term	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
0.000	101	41,646,596.37	53.12	740	6.803	69.20	70.60	15.68	38.18	38.72	0.00	0.00	1.27	2.87	0.00
120.000	60	29,616,651.63	37.77	743	6.992	72.54	73.36	9.00	36.19	39.70	0.00	100.00	0.00	7.13	0.00
180.000	8	7,143,698.37	9.11	745	6.560	59.33	59.47	1.40	35.88	15.05	0.00	100.00	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Silent	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
N	157	71,493,857.04	91.18	744	6.871	69.24	69.24	11.68	37.44	39.81	0.00	48.23	0.74	4.63	0.00
Y	12	6,913,089.33	8.82	717	6.661	72.86	85.01	13.67	34.55	7.17	0.00	32.95	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Prepay Flag	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
N	166	77,877,413.86	99.32	742	6.847	69.53	70.61	11.94	37.09	36.50	0.00	47.20	0.00	4.25	0.00
Y	3	529,532.51	0.68	744	7.539	73.60	73.60	0.00	46.87	100.00	0.00	0.00	100.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Prepay Term	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
0	166	77,877,413.86	99.32	742	6.847	69.53	70.61	11.94	37.09	36.50	0.00	47.20	0.00	4.25	0.00
36	3	529,532.51	0.68	744	7.539	73.60	73.60	0.00	46.87	100.00	0.00	0.00	100.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

DTI	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
<= 0.000	44	14,949,657.73	19.07	724	7.260	74.68	75.15	0.00	0.00	40.69	0.00	32.41	1.26	10.89	0.00
0.001 - 10.000	2	1,039,500.00	1.33	735	6.250	70.00	70.00	0.00	9.29	0.00	0.00	100.00	0.00	0.00	0.00
10.001 - 20.000	3	1,427,413.60	1.82	763	6.499	67.65	75.39	0.00	15.64	8.66	0.00	77.41	0.00	0.00	0.00
20.001 - 30.000	18	9,573,735.63	12.21	756	6.864	70.77	70.93	41.58	26.03	22.89	0.00	42.91	0.00	6.51	0.00
30.001 - 40.000	45	25,740,928.05	32.83	744	6.699	65.85	66.83	2.83	35.90	33.11	0.00	56.17	0.00	1.66	0.00
40.001 - 50.000	54	24,992,097.90	31.87	744	6.818	69.66	71.23	17.99	44.61	47.74	0.00	44.83	1.36	2.51	0.00
50.001 - 60.000	3	683,613.46	0.87	715	6.398	80.00	80.00	13.43	54.01	15.36	0.00	0.00	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Conforming	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
CONFORMING	86	20,398,398.99	26.02	722	7.289	72.97	73.09	6.26	37.23	48.51	0.00	46.52	2.60	5.87	0.00
NON CONFORMING	83	58,008,547.38	73.98	748	6.699	68.36	69.77	13.83	37.12	32.86	0.00	47.01	0.00	3.64	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Number of Units	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
1	112	53,618,040.33	68.38	742	6.786	68.97	70.49	14.90	37.24	36.69	0.00	41.84	0.35	5.70	0.00
2	25	13,077,380.55	16.68	746	6.935	69.63	69.74	1.15	38.58	34.32	0.00	52.55	2.61	1.92	0.00
3	14	6,120,897.11	7.81	739	7.029	69.77	69.93	4.81	37.75	38.37	0.00	88.27	0.00	0.00	0.00
4	18	5,590,628.38	7.13	729	7.095	74.85	74.85	15.51	31.82	43.82	0.00	36.69	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 18, 2007 10:35	Page 4 of 5

GSAA 0710 - As of 10/1/07
Investors and Second Home Properties

Product Type	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
15 YEAR FIXED	13	5,833,328.15	7.44	755	6.346	68.12	68.12	10.62	37.71	17.01	0.00	0.00	0.00	0.00	0.00
30 YEAR FIXED	78	31,051,582.69	39.60	743	6.927	68.99	70.04	19.04	38.23	41.11	0.00	0.00	1.71	3.04	0.00
30 YEAR FIXED IO	68	36,760,350.00	46.88	743	6.908	69.97	70.67	7.53	36.12	34.91	0.00	100.00	0.00	5.74	0.00
FIXED BALLOON 30/15	2	875,499.22	1.12	676	7.395	79.07	79.07	0.00	49.73	71.27	0.00	0.00	0.00	28.73	0.00
FIXED BALLOON 40/30	8	3,886,186.31	4.96	708	6.360	70.24	76.89	0.00	34.99	44.84	0.00	0.00	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Originator	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
GREENPOINT	24	8,056,790.00	10.28	723	8.069	81.51	81.70	15.23	38.05	39.21	0.00	36.10	0.00	41.05	0.00
GS CONDUIT	10	2,298,936.77	2.93	736	7.572	69.34	69.34	2.33	39.67	82.45	0.00	28.79	23.03	0.00	0.00
WELLS FARGO	135	68,051,219.60	86.79	744	6.684	68.15	69.37	11.78	37.05	35.12	0.00	48.77	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

Servicer	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
AVELO	10	2,298,936.77	2.93	736	7.572	69.34	69.34	2.33	39.67	82.45	0.00	28.79	23.03	0.00	0.00
GREENPOINT	24	8,056,790.00	10.28	723	8.069	81.51	81.70	15.23	38.05	39.21	0.00	36.10	0.00	41.05	0.00
WELLS FARGO	135	68,051,219.60	86.79	744	6.684	68.15	69.37	11.78	37.05	35.12	0.00	48.77	0.00	0.00	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

BALLOON FLAG	Count	Balance	Percent	FICO	GWAC	OLTV	CLTV	%FullDoc	DTI	%Cashout	%OwnerOcc	%IO	%PP	%OLTV> 80	%FICO < 620
N	159	73,645,260.84	93.93	744	6.872	69.41	70.20	12.63	37.08	36.11	0.00	49.92	0.72	4.15	0.00
Y	10	4,761,685.53	6.07	702	6.550	71.86	77.29	0.00	38.65	49.70	0.00	0.00	0.00	5.28	0.00
Total:	169	78,406,946.37	100.00	742	6.852	69.56	70.63	11.86	37.14	36.93	0.00	46.88	0.68	4.22	0.00

This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussio negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indicatio contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matte reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quali accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involvi options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any li any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.

Oct 18, 2007 10:35	Page 5 of 5